SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20S49

                                    FORM 8-K

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                       Date of Report: December 19, 2001

                            MIDDLESEX WATER COMPANY
                            -----------------------
             (Exact name of registrant as specified in its charter)

         NEW JERSEY                     0-422                22-1114430
         ----------                     -----                ----------
(State or other jurisdiction of      (Commission         (I.R.S. Employer
 incorporation or organization)      File Number)       Identification No.)


           1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
          -----------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Middlesex Water Company

Item 5. 0ther Events

     Middlesex Water Company (MWC) today received approval from the New Jersey Board of Public Utilities (BPU) of its three-for-two stock dividend ("stock split") declared by the Company's Board of Directors on October 25, 2001. The Dividend is declared on the number of common shares that were outstanding at the close of business on December 14, 2001. Stockholders will end up with three shares for every two shares of Middlesex Water Company common stock they hold.

     Shareholders who are not participants in the Company's Dividend Reinvestment and Common Stock Purchase Plan will receive a stock certificate representing the number of additional full shares to which they are entitled under the stock split on or about January 2, 2002. Fractional shares will not be issued in the form of a certificate. Shareholders will receive the value of the fractional shares by check. The value of the fractional shares will be based on the NASDAQ closing price on December 14, 2001 of $34.30 per share.

     For Shareholders who reinvest all, or a portion, of their dividends, both whole and fractional shares resulting from the split will be added to the total shares in their account. MWC shares held by stockholders in certificate from remain valid and need not be returned to the Company or the transfer agent as a result of the split.

     Following are the record dates of the Company's stock split since its incorporation in 1897:


     October 31, 1927                   5-for-1 Stock Split
     October 30, 1959                   3-for-1 Stock Split
     December 22, 1967                  2-for-1 Stock Split
     December 12, 1984                  2-for-1 Stock Split
     September 15, 1992                 2-for-1 Stock Split
     December 14, 2001                  3-for-2 Stock Split

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned hereunto duly authorized.


                                      MIDDLESEX WATER COMPANY
                                          (Registrant)


                                      /s/ Marion F. Reynolds
                                      ---------------------------------------
                                      Marion F. Reynolds
                                      Vice President, Secretary and Treasurer


Dated:  December 19, 2001